Exhibit 1.01



                                 TERMS AGREEMENT



                                        February 12, 1996



Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland 21202

Attention:  Chief Financial Officer

Dear Sirs:

           We understand that Commercial Credit Company, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.849% of the aggregate principal amount thereof, plus accrued interest, if any, from February 15, 1996 to the date of payment and delivery. The Closing Date shall be February 15, 1996, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

            The Securities shall have the following terms:

      Title:                  5.55% Notes due February 15, 2001
      Maturity:               February 15, 2001
      Interest Rate:          5.55% per annum
      Interest Payment
        Dates:                February 15 and August 15, commencing
                              August 15, 1996
      Initial Price to
        Public:               100% of the principal amount thereof,
                              plus accrued interest, if any, from
                              February 15, 1996 to the date of payment and
                              delivery
      Redemption
        Provisions:           The Securities are not redeemable by the
                              Company prior to maturity.


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      Additional terms:       The Regular Record Dates are January 31 and
                              July 31.  The Securities shall be
                              issuable as Registered Securities only.
                              The Securities will be initially
                              represented by one or more global
                              Securities registered in the name of The
                              Depository Trust Company ("DTC") or its
                              nominee.  Beneficial interests in the
                              Securities will be shown on, and
                              transfers thereof will be effected only
                              through, records maintained by DTC and
                              its participants.  Owners of beneficial
                              interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus Supplement dated February 12, 1996. Principal and interest on the Securities shall be payable in United
                              States dollars.  The provisions of
                              Section 403 of the Indenture relating to defeasance shall apply to the Securities.

            All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

            Basic Provisions varied with respect to this Terms Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)" and insert in lieu thereof "(333-00055), including a prospectus (which prospectus also relates to $150,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-59415))" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statements on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and
(d) In the fourteenth line of the

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third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."

         Charles O. Prince, III, Esq. is counsel to the  Company.
Dewey Ballantine is counsel to the Underwriter.

         The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

         Please accept this offer no later than 9:00 o'clock P.M. on February 12, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

         "We hereby accept your offer, set forth in the Terms Agreement, dated February 12, 1996, to purchase the Securities on the terms set forth therein."

                                    Very truly yours,

                                    LEHMAN BROTHERS INC.



                                    By:   /s/ Nelson Soares
                                        -----------------------
                                        Name:  Nelson Soares
                                        Title: Managing Director


ACCEPTED:

COMMERCIAL CREDIT COMPANY



By:      /s/ Firoz B. Tarapore
    -------------------------------
    Name:  Firoz B. Tarapore
    Title: Vice President and
            Assistant Treasurer